SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              June 30, 1997




                                  CERBCO, Inc.

             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction of incorporation)


            0-16749                                    54-1448835
      (Commission File Number)              (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                    20785
(Address of principal executive offices)              (Zip Code)



               Registrant's telephone number including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)
                 (301) 773-4560 (24-Hour Fax Vault Information)


                                      None
                       (Former name or former address, if
                           changed since last report)

Item 5.    Other Events.

           See press release of the registrant dated June 30, 1997 attached hereto.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 10, 1997                          CERBCO, Inc.
                                              (Registrant)


                                              By: /s/ Robert W. Erikson
                                                  Robert W. Erikson
                                                  President

                                                                   PRESS RELEASE
                                                           For Immediate Release

                     CERBCO DECLARES SPECIAL CASH DIVIDENDS

         LANDOVER, MD, June 30, 1997 - CERBCO, Inc. [NASDAQ: CERB] announced today that the Company has declared special cash dividends of one dollar and fifty cents ($1.50) per share on its shares of Common Stock and one dollar and fifty cents ($1.50) per share on its Class B Common Stock. Both dividends are to be paid on or about July 30, 1997 to the stockholders of record at the close of business on July 15, 1997. The special dividend was declared consistent with the previously disclosed intent of the Company as contained in a Proxy Statement mailed to stockholders on or about May 27, 1997, the favorable vote of stockholders at the Company's Special Meeting held June 27, 1997 and a subsequent closing as of June 30, 1997 wherein CERBCO redeemed its two-thirds stake in Capitol Office Solutions, Inc. ("COS"), held by CERBCO's wholly-owned subsidiary, CERBERONICS, Inc. ("CERBERONICS" ), for $19 million in cash plus two-thirds of an approximate $5 million pre-redemption dividend paid by COS.

         CERBCO, Inc. [NASDAQ: CERB] is a parent holding company which, through its wholly-owned subsidiary CERBERONICS, Inc., has controlling interests in Insituform East, Incorporated [NASDAQ: INEI] (excavationless sewer and pipeline rehabilitation).

                                       ***
Contact: Robert W. Erikson                    George Wm. Erikson
         President                            Chairman
         (301) 773-1784                       (301) 773-1784